Exhibit 10.1

Effective as of September 20, 2016

Grant No.

WAVE LIFE SCIENCES LTD.

2014 EQUITY INCENTIVE PLAN

Incentive Share Option Agreement

This Incentive Share Option Agreement (this “Agreement”) is made and entered into as of the Grant Date by and between WAVE Life Sciences Ltd., a company incorporated in Singapore (the “Company”), and the “Participant” (as set forth below).

A.	Name of Participant:

B.	Grant Date:

C.	Expiration Date:	10-year anniversary of the Grant Date

D.	Maximum Number of Ordinary Shares for which this Option is exercisable:

E.	Exercise (purchase) Price per Ordinary Share:

F.	Vesting Start Date:

1. Grant of Option.

1.1 Grant; Type of Option. The Company hereby grants to the Participant an option (the “Option”) to purchase (subscribe for) the total number of Ordinary Shares of the Company equal to the number of Ordinary Shares set forth above, at the Exercise Price per Ordinary Share set forth above. The Option is being granted pursuant to the terms of the WAVE Life Sciences Ltd. 2014 Equity Incentive Plan (the “Plan”). The Option is intended to be an Incentive Share Option, although the Company makes no representation or guarantee that the Option will qualify as an Incentive Share Option. To the extent that the aggregate Fair Market Value (determined on the Grant Date) of the Ordinary Shares with respect to which Incentive Share Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds U.S. $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted in accordance with Section 422(d) of the Code) shall be treated as Non-qualified Share Options.

1.2 Consideration; Subject to Plan. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Company and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

2. Exercise Period; Vesting.

2.1 Vesting Schedule.  The Option will become vested and exercisable with respect to (i) [25% of the Ordinary Shares subject to this Option upon the first anniversary of the Vesting Start Date; and (ii) in equal parts of 2.0833% on a monthly basis thereafter, until the fourth anniversary of the Vesting Start Date] provided that at all times the Participant is providing Continuous Service, at which time the Ordinary Shares subject to this Option shall be fully vested.  [Notwithstanding the foregoing, in the event the Company consummates a Change of Control, the Option shall become immediately vested and exercisable with respect to 100% of the Ordinary Shares subject to the Option. To the extent practicable, such acceleration of vesting and exercisability shall occur in a manner and at a time which allows the Participant the ability to participate in the Change of Control with respect to the Ordinary Shares received.]

Change of Control shall mean (A) a merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction requiring shareholder approval.

2.2 Unvested Option.  The unvested portion of the Option will not be exercisable on or after the Participant's termination of Continuous Service.

2.3 Expiration. The Option will expire on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan.

3. Termination of Continuous Service.

3.1 Termination for Reasons Other Than Cause, Death, Disability. If the Participant's Continuous Service is terminated for any reason other than Cause, death or Disability, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of: (a) the date three months following the Participant's termination of Continuous Service; or (b) the Expiration Date. If the Participant ceases to be an Employee but provides Continuous Service after termination of employment as a Director or Consultant, the Option shall automatically convert and be deemed a Non-qualified Share Option as of the date that is three months from termination of the Participant's employment and this Option shall continue on the same terms and conditions set forth herein until termination of Participant’s Continuous Service.

3.2 Termination for Cause. If the Participant's Continuous Service is terminated for Cause, the Option (whether vested or unvested) shall immediately terminate and cease to be exercisable.

3.3 Termination Due to Disability. If the Participant's Continuous Service terminates as a result of the Participant's Disability, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of: (a) the date 12 months following the Participant's termination of Continuous Service; or (b) the Expiration Date.

3.4 Termination Due to Death. If the Participant's Continuous Service terminates as a result of the Participant's death, the vested portion of the Option may be exercised by the Participant's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by the person designated to exercise the Option upon the Participant's death, but only within the time period ending on the earlier of: (a) the date 12 months following the Participant's termination of Continuous Service; or (b) the Expiration Date.

4. Manner of Exercise.

4.1 Election to Exercise. To exercise the Option, the Participant (or in the case of exercise after the Participant's death or incapacity, the Participant's executor, administrator, heir or legatee, as the case may be) must deliver to the Company a notice of intent to exercise in the manner designated by the Board or the Committee.  If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option. In addition, it is a condition to the exercise of the Option that the Participant or other authorized person who exercises the Option execute a Deed of Adherence to be bound by the sections of the Amended and Restated Shareholders Agreement dated as of January 16, 2015, as may be amended from time to time (the “Shareholders’ Agreement”), as shall be set forth therein if not already a party to the Shareholders’ Agreement.

4.2 Payment of Exercise Price. The entire Exercise Price of the Option shall be payable in full at the time of exercise in any form of legal consideration allowed pursuant to Section 6.4 of the Plan.

4.3 Withholding. If the Company, in its discretion, determines that it is obligated to withhold any tax in connection with the exercise of the Option, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable foreign, federal, state and local withholding obligations of the Company. The Participant may satisfy any foreign, federal, state or local tax withholding obligation relating to the exercise of the Option by any of the following means:

(a) tendering a cash payment; or

(b) authorizing the Company to withhold Ordinary Shares from the Ordinary Shares otherwise issuable to the Participant as a result of the exercise of the Option; provided, however, that no Ordinary Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by Applicable Laws.

The Company has the right to withhold from any compensation paid to a Participant.

4.4 Issuance of Shares. Provided that the exercise notice and payment are in compliance with the Plan and in form and substance satisfactory to the Company, the Company shall issue the Ordinary Shares registered in the name of the Participant, the Participant's authorized assignee, or the Participant's legal representative which shall be evidenced by share certificates representing the shares with the appropriate legends affixed thereto, appropriate entry on the books of the Company or of a duly authorized transfer agent, or other appropriate means as determined by the Company.

5. No Right to Continued Employment; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an Employee, Consultant or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant's Continuous Service at any time, with or without Cause.  The Participant shall not have any rights as a shareholder with respect to any Ordinary Shares subject to the Option prior to the date of exercise of the Option.

6. Transferability. The Option is not transferable by the Participant other than to a designated beneficiary upon the Participant's death or by will or the laws of descent and distribution and is exercisable during the Participant's lifetime only by him or her. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option will terminate and become of no further effect.

In addition, the Ordinary Shares acquired by the Participant pursuant to the exercise of the Option granted hereby shall not be transferred by the Participant except as permitted by the Shareholders Agreement.

7. Corporate Transactions and Adjustments. The Ordinary Shares subject to the Option may be adjusted or terminated in any manner as contemplated by Sections 11and 12 of the Plan.

8. Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant's responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Participant's liability for Tax-Related Items.

9. Qualification as an Incentive Share Option. It is understood that this Option is intended to qualify as an incentive stock option as defined in Section 422 of the Code. Accordingly, the Participant understands that in order to obtain the benefits of an Incentive Share Option, no sale or other disposition may be made of shares for which Incentive Share Option treatment is desired within 1 year following the date of exercise of the Option or within 2 years from the Grant Date. The Participant understands and agrees that the Company shall not be liable or responsible for any additional tax liability the Participant incurs in the event that the Internal Revenue Service for any reason determines that this Option does not qualify as an Incentive Share Option.

10. Disqualifying Disposition. If the Participant disposes of the Ordinary Shares prior to the expiration of either 2 years from the Grant Date or 1 year from the date the shares are transferred to the Participant pursuant to the exercise of the Option (a “Disqualifying Disposition”), the Participant shall notify the Company in writing within 30 days after such disposition of the date and terms of such disposition. The Participant also agrees to provide the Company with any information concerning any such dispositions as the Company requires for tax purposes.

11. Compliance with Law. The exercise of the Option and the issuance and transfer of Ordinary Shares shall be subject to compliance by the Company and the Participant with all Applicable Laws. No Ordinary Shares shall be issued pursuant to this Option unless and until any then Applicable Laws have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the Ordinary Shares with the U.S. Securities and Exchange Commission, any state securities commission or any stock exchange or under any other Applicable Laws to effect such compliance.

12. Governing Law. This Agreement will be construed and interpreted in accordance with the applicable laws of the Republic of Singapore and any other Applicable Laws, without giving effect to the conflict of law principles thereof.  For the purpose of litigating any dispute that arises under this Agreement, if the Participant is a tax resident of the United States the parties hereby consent to exclusive jurisdiction in the Commonwealth of Massachusetts and agree that such litigation shall be conducted in the state courts of Middlesex County, Massachusetts or the federal courts of the United States for the District of Massachusetts and if the Participant is a resident of any other country the parties consent to the exclusive jurisdiction in the country in which such Participant resides.

13. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.

14. Options Subject to Plan. This Agreement is subject to the Plan as approved by the Company's shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

15. Lock-Up Agreement. The Participant agrees that in the event the Company proposes to offer for sale to the public any of its equity securities and such Participant is requested by the Company and any underwriter engaged by the Company in connection with such offering to sign an agreement restricting the sale or other transfer of shares, then it will promptly sign such agreement and will not transfer, whether in privately negotiated transactions or to the public in open market transactions or otherwise, any Ordinary Shares or other securities of the Company held by the Participant during such period as is determined by the Company and the underwriters, not to exceed 180 days following the closing of the offering, plus such additional period of time as may be required to comply with NASD Rule 2711 or similar rules thereto (such period, the “Lock-Up Period”).  Such agreement shall be in writing and in form and substance reasonably satisfactory to the Company and such underwriter and pursuant to customary and prevailing terms and conditions.  Notwithstanding whether the Participant has signed such an agreement, the Company may impose stop-transfer instructions with respect to the Shares or other securities of the Company subject to the foregoing restrictions until the end of the Lock-Up Period.

16. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the person(s) to whom this Agreement may be transferred by will or the laws of descent or distribution.

17. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

18. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant's employment with the Company.

19. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant's material rights under this Agreement unless (a) the Company requests the consent of the Participant; and (b) the Participant consents in writing.

20. No Impact on Other Benefits. The value of the Participant's Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

21. Data Privacy. By entering into this Agreement, the Participant:  (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of options and the administration of the Plan; and (ii) authorizes the Company and each Affiliate to store and transmit such information in electronic form for the purposes set forth in this Agreement.

22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

23. Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement, including the restrictions contained in the Shareholders’ Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such exercise or disposition.

24. Contracts (Rights of Third Parties) Act. Except as provided in the Plan, no person other than the Company (or its subsidiaries) or a Participant shall have any right to enforce any provision of the Plan or this Agreement by virtue of the Contracts (Rights of Third Parties) Act (Chapter 53B of Singapore).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Grant Date.

WAVE Life Sciences Ltd.

By:
Name:	Paul B. Bolno
Title:	President & CEO

Participant

By:
Name:

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